UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

ARIZONA PUBLIC SERVICE COMPANY
(Exact name of Registrant as Specified in Its Charter)

Arizona	86-0011170
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 North Fifth Street, P.O. Box 53999
Phoenix, Arizona,	85072-3999
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 250-1000
Securities to be registered pursuant to Section 12(b) of the Act:
None.
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $2.50 per share
(Title of Class).

INTRODUCTION
     This Registration Statement on Form 10 is being filed by Arizona Public Service Company (“APS”), a wholly-owned subsidiary of Pinnacle West Capital Corporation (“Pinnacle West”). Certain information required in this Form 10 is incorporated by reference from the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 13, 2006 (the “2005 Form 10-K”). The 2005 Form 10-K is a combined report filed by two separate registrants: Pinnacle West and APS. The information required with respect to each of Pinnacle West and APS is set forth within the applicable items in the 2005 Form 10-K. Only the applicable information relating to APS from the 2005 Form 10-K is incorporated into this Form 10.
Item 1. Business
     Incorporated herein by reference from “Item 1. Business” in the 2005 Form 10-K.
Item 1A. Risk Factors
     Incorporated herein by reference from “Item 1A. Risk Factors” in the 2005 Form 10-K.
Item 2. Financial Information
     Incorporated herein by reference from “Item 6. Selected Financial Data,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Item 7A. Quantitative and Qualitative Disclosures about Market Risk” in the 2005 Form 10-K.
Item 3. Properties.
     Incorporated herein by reference from “Item 2. Properties” in the 2005 Form 10-K.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
     Omitted.
Item 5. Directors and Executive Officers of the Registrant.
     Omitted
Item 6. Executive Compensation.
     Omitted
Item 7. Certain Relationships And Related Transactions.
     Omitted

Item 8. Legal Proceedings.
     Incorporated herein by reference from “Item 3. Legal Proceedings” in the 2005 Form 10-K.
Item 9. Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters.
     Incorporated herein by reference from “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchase of Equity Securities” in the 2005 Form 10-K.
Item 10. Recent Sales Of Unregistered Securities.
     In March 2005, APS caused the issuance of $163,975,000 aggregate principal amount of the Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project) 2005 Series A-Series E in a tax-exempt financing under Title XIII of the tax reform act of 1986 and Section 103 of the internal revenue code of 1954 for the purpose of refunding pollution control bonds previously issued. The underwriters for the new bonds were UBS Financial Services Inc., JP Morgan Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Banc of America Securities LLC. The underwriters were paid an underwriting fee of .45% of the principal amount of the bonds purchased by the underwriters and UBS Financial Services Inc. also received a management fee of .075% of the principal amount of the bonds. In March 2004, APS caused the issuance of $166,150,000 aggregate principal amount of the Navajo County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company) 2004 Series A- Series E and $12,850,000 aggregate principal amount of the Coconino County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company) 2004 Series A in a tax-exempt financing under Title XIII of the tax reform act of 1986 and Section 103 of the internal revenue code of 1954 for the purpose of refunding pollution control bonds previously issued. The underwriters for the new Navajo bonds were Goldman, Sachs & Co., Banc One Capital Markets, Inc., UBS Financial Services Inc., Morgan Stanley & Co. Incorporated, and Banc of America Securities LLC, and Goldman, Sachs & Co. acted as underwriter for the new Coconino bonds. The underwriters were paid an underwriting fee of .45% of the principal amount of the bonds purchased by the underwriters, and Goldman, Sachs & Co. also received a management fee of .05% of the principal amount of the bonds. In addition, from time to time, outstanding pollution control bonds issued on behalf of APS in similar tax-exempt financings are remarketed by independent remarketing agents as a result of optional or mandatory tenders by the holders of such bonds or by independent broker-dealers in auctions for such bonds in an auction-rate mode. The sales of such bonds are exempt under Section 3(a)(2) of the Securities Act of 1933.
Item 11. Description Of Securities To Be Registered.
Description of APS Common Stock

     The general terms and provisions of our common stock are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation. As of the date of this Form 10, all of our outstanding common stock is held by Pinnacle West and we have no preferred stock outstanding. However, subject to certain limitations, our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time shares of preferred stock, in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof.
Authorized Shares
     Under our articles of incorporation, we have the authority to issue 100,000,000 shares of common stock, par value $2.50 per share.
Dividends
     Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. An Arizona Corporation Commission (“ACC”) financing order requires APS to indefinitely maintain a common equity ratio of at least 40% and does not allow APS to pay common dividends if the payment would reduce its common equity below that threshold. As defined in the ACC financing order approving the arrangement, common equity ratio is common equity divided by common equity plus long-term debt, including current maturities of long-term debt. At December 31, 2005, APS’ common stock equity ratio, as defined, was approximately 54%.
Voting Rights
     Except as specified below, holders of common stock and preferred stock are entitled to one vote for each share held of record. Arizona law provides for cumulative voting for the election of directors. If six or more quarterly dividends accrued thereon shall not have been paid with respect to any outstanding preferred stock, the holders of such preferred stock will have the right to elect the lesser of six directors or one-fourth of the total number of members of the board of directors at the time, in addition to their other voting rights. The preferred stock will also have special voting rights in matters involving the preferences or privileges of the preferred stock and certain extraordinary corporate occurrences.
Liquidation Rights
     Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.
Pre-emptive Rights
     The holders of common stock have no pre-emptive rights to subscribe for other shares except with respect to an offering of additional common stock, or securities convertible into common stock, for money, other than by (a) a public offering of all such shares, (b) an offering of all of such shares to or through underwriters or investment bankers who shall have agreed promptly to make a public offering of such shares, or (c) an offering of all such shares to our stockholders, our employees or our customers.
Miscellaneous
     Outstanding shares of our common stock are fully paid and not liable to further calls or assessment by us.
Item 12. Indemnification Of Directors And Officers.
     The Arizona Business Corporation Act (the “ABCA”) permits extensive indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation’s articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers to the fullest extent permitted by applicable law is contained in Section 7.01 of APS’ Bylaws. Such indemnification is mandatory. Article Fifth of the APS Articles of Incorporation permits indemnification of current and former directors and officers if the board determines in good faith that the person did not act, fail to act or refuse to act willfully or with gross negligence or with fraudulent or criminal intent.
     Under the ABCA, in order for a corporation to indemnify a director or officer, a majority of the corporation’s disinterested directors, special legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation’s best interests (in the case of conduct in an “official capacity” with the corporation) or that the conduct was at least not opposed to the corporation’s best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgments, fines and amounts paid in settlement by such individuals, except that, in the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding. However, a corporation cannot indemnify a director in the cases noted in clause (ii) of the second sentence of the following paragraph. Broader indemnification is allowed, with certain limitations, for a director as provided in a corporation’s articles of incorporation, and for an officer who is not also a director or where the basis on which the officer was made a party to the proceeding is an act or omission solely as an officer, as provided in the articles of incorporation, bylaws, a resolution of the board of directors or a contract.
     Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding. In addition, the ABCA requires Arizona corporations to indemnify any “outside director” (a director who is not an officer, employee or holder of more than five percent of any class of the corporation’s stock or the stock of any affiliate of the corporation) against liability unless (i) the corporation’s articles of incorporation limit such indemnification, (ii) the director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. With certain limitations, a court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph or was adjudged liable as described above.
     In addition, we have, from time to time, entered into and/or may enter into agreements to indemnify certain of our directors and officers to the fullest extent allowed by law, subject to certain exceptions. To the extent the Board or shareholders may in the future wish to limit or repeal our ability to provide indemnification to our officers and directors, such repeal or limitation may not be effective as to directors or officers who are parties to any indemnification agreements because their rights to full protection would be contractually assured by such agreements.

     In Arizona, a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by the individual arising from the individual’s status as a director or officer. We maintain insurance on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of APS out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.
Item 13. Financial Statements And Supplementary Data.
     Incorporated herein by reference from “Item 8. Financial Statements and Supplementary Data” in the 2005 Form 10-K.
Item 14. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.
     None.
Item 15. Financial Statements And Exhibits.
Financial Statements and Financial Statement Schedule
     Incorporated herein by reference from “Item 8. Financial Statements and Supplementary Data — Index to Financial Statements and Financial Statement Schedule” in the 2005 Form 10-K.
Exhibits Filed
     The documents listed below are being filed or have previously been filed on behalf of APS and are incorporated herein by reference from the documents indicated and made a part hereof. Exhibits not identified as previously filed are filed herewith.

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

3.1	Articles of Incorporation, restated as of May 25, 1988	4.2 to APS’ Form S-3 Registration Nos. 33-33910 and 33-55248 by means of September 24, 1993 Form 8-K Report, File No. 1-4473	9-29-93

3.2	Arizona Public Service Company Bylaws, amended as of June 23, 2004	3.1 to APS’ June 30, 2004 Form 10-Q Report, File No. 1-4473	8-9-04

4.1	Agreement, dated March 21, 1994, relating to the filing of instruments defining the rights of holders of APS long-term debt not in excess of 10% of APS’ total assets	4.1 to APS’ 1993 Form 10-K Report, File No. 1-4473	3-30-94

4.2	Indenture dated as of January 1, 1995 among APS and The Bank of New York, as Trustee	4.6 to APS’ Registration Statement Nos. 33-61228 and 33-55473 by means of January 1, 1995 Form 8-K Report, File No. 1-4473	1-11-95

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

4.3	First Supplemental Indenture dated as of January 1, 1995	4.4 to APS’ Registration Statement Nos. 33-61228 and 33-55473 by means of January 1, 1995 Form 8-K Report, File No. 1-4473	1-11-95

4.4	Indenture dated as of November 15, 1996 among APS and The Bank of New York, as Trustee	4.5 to APS’ Registration Statements Nos. 33-61228, 33-55473, 33-64455 and 333- 15379 by means of November 19, 1996 Form 8-K Report, File No. 1-4473	11-22-96

4.5	First Supplemental Indenture	4.6 to APS’ Registration Statements Nos. 33-61228, 33-55473, 33-64455 and 333-15379 by means of November 19, 1996 Form 8-K Report, File No. 1-4473	11-22-96

4.6	Second Supplemental Indenture	4.10 to APS’ Registration Statement Nos. 33-55473, 33-64455 and 333-15379 by means of April 7, 1997 Form 8-K Report, File No. 1-4473	4-9-97

4.7	Third Supplemental Indenture	10.2 to Pinnacle West’s March 2003 Form 10-Q Report, File No. 1-8962	5-15-03
4.8	Indenture dated as of January 15, 1998 among APS and The Chase Manhattan Bank, as Trustee	4.10 to APS’ Registration Statement Nos. 333-15379 and 333-27551 by means of January 13, 1998 Form 8-K Report, File No. 1-4473	1-16-98

4.9	First Supplemental Indenture dated as of January 15, 1998	4.3 to APS’ Registration Statement Nos. 333-15379 and 333-27551 by means of January 13, 1998 Form 8-K Report, File No. 1-4473	1-16-98

4.10	Second Supplemental Indenture dated as of February 15, 1999	4.3 to APS’ Registration Statement Nos. 333-27551 and 333-58445 by means of February 18, 1999 Form 8-K Report, File No. 1-4473	2-22-99

4.11	Third Supplemental Indenture dated as of November 1, 1999	4.5 to APS’ Registration Statement Nos. 333-58445 by means of November 2, 1999 Form 8-K Report, File No. 1-4473	11-5-99

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

4.12	Fourth Supplemental Indenture dated as of August 1, 2000	4.1 to APS’ Registration Statement No. 333-58445 and 333-94277 by means of August 2, 2000 Form 8-K Report, File No. 1-4473	8-4-00

4.13	Fifth Supplemental Indenture dated as of October 1, 2001	4.1 to APS’ September 2001 Form 10-Q, File No. 1-4473	11-6-01

4.14	Sixth Supplemental Indenture dated as of March 1, 2002	4.1 to APS’ Registration Statement Nos. 333-63994 and 333-83398 by means of February 26, 2002 Form 8-K Report, File No. 1-4473	2-28-02

4.15	Seventh Supplemental Indenture dated as of May 1, 2003	4.1 to APS’ Registration Statement No. 333-90824 by means of May 7, 2003 Form 8-K Report, File No. 1-8962	5-9-03
4.16	Eighth Supplemental Indenture dated as of June 15, 2004	4.1 to APS’ Registration Statement No. 333-106772 by means of June 24, 2004 Form 8-K Report, File No. 1-4473	6-28-04

4.17	Ninth Supplemental Indenture dated as of August 15, 2005	4.1 to APS’ Registration Statements Nos. 333-106772 and 333-121512 by means of August 17, 2005 Form 8-K Report, File No. 1-4473	8-22-05

10.1	Amendment No. 4 to the Decommissioning Trust Agreement (PVNGS Unit 1), dated as of December 19, 2003	10.3 to Pinnacle West’s 2003 Form 10-K Report, File No. 1-8962	3-15-04

10.2	Amendment No. 7 to the Decommissioning Trust Agreement (PVNGS Unit 2), dated as of December 19, 2003	10.4 to Pinnacle West’s 2003 Form 10-K Report, File No. 1-8962	3-15-04

10.3	Amendment No. 4 to the Decommissioning Trust Agreement (PVNGS Unit 3), dated as of December 19, 2003	10.5 to Pinnacle West’s 2003 Form 10-K Report, File No. 1-8962	3-15-04

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.4	Fourth Amendment to the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan	10.6 to Pinnacle West’s 2003 Form 10-K Report, File No. 1-8962	3-15-04

10.5	Pinnacle West Capital Corporation Supplement Excess Benefit Retirement Plan, amended and restated as of January 1, 2003	10.7 to Pinnacle West’s 2003 Form 10-K Report, File No. 1-8962	3-15-04

10.6	Two separate Decommissioning Trust Agreements (relating to PVNGS Units 1 and 3, respectively), each dated July 1, 1991, between APS and Mellon Bank, N.A., as Decommissioning Trustee	10.2 to APS’ September 1991 Form 10-Q Report, File No. 1-4473	11-14-91

10.7	Amendment No. 1 to Decommissioning Trust Agreement (PVNGS Unit 1), dated as of December 1, 1994	10.1 to APS’ 1994 Form 10- K Report, File No. 1-4473	3-30-95

10.8	Amendment No. 1 to Decommissioning Trust Agreement (PVNGS Unit 3), dated as of December 1, 1994	10.2 to APS’ 1994 Form 10-K Report, File No. 1-4473	3-30-95

10.9	Amendment No. 2 to APS Decommissioning Trust Agreement (PVNGS Unit 1) dated as of July 1, 1991	10.4 to APS’ 1996 Form 10-K Report , File No. 1-4473	3-28-97

10.10	Amendment No. 2 to APS Decommissioning Trust Agreement (PVNGS Unit 3) dated as of July 1, 1991	10.6 to APS’ 1996 Form 10-K Report, File No. 1-4473	3-28-97

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.11	Amended and Restated Decommissioning Trust Agreement (PVNGS Unit 2) dated as of January 31, 1992, among APS, Mellon Bank, N.A., as Decommissioning Trustee, and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee under two separate Trust Agreements, each with a separate Equity Participant, and as Lessor under two separate Facility Leases, each relating to an undivided interest in PVNGS Unit 2	10.1 to Pinnacle West’s 1991 Form 10-K Report, File No. 1-8962	3-26-92
10.12	First Amendment to Amended and Restated Decommissioning Trust Agreement (PVNGS Unit 2), dated as of November 1, 1992	10.2 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

10.13	Amendment No. 2 to Amended and Restated Decommissioning Trust Agreement (PVNGS Unit 2), dated as of November 1, 1994	10.3 to APS’ 1994 Form 10-K Report, File No. 1-4473	3-30-95

10.14	Amendment No. 3 to Amended and Restated Decommissioning Trust Agreement (PVNGS Unit 2), dated as of January 31, 1992	10.1 to APS’ June 1996 Form 10-Q Report, File No. 1-4473	8-9-96

10.15	Amendment No. 4 to Amended and Restated Decommissioning Trust Agreement (PVNGS Unit 2) dated as of January 31, 1992	10.5 to APS’ 1996 Form 10-K Report, File No. 1-4473	3-28-97

10.16	Amendment No. 5 to the Amended and Restated Decommissioning Trust Agreement (PVNGS Unit 2), dated as of June 30, 2000	10.1 to Pinnacle West’s March 2002 Form 10-Q Report, File No. 1-8962	5-15-02

10.17	Amendment No. 3 to the Decommissioning Trust Agreement (PVNGS Unit 1), dated as of March 18, 2002	10.2 to Pinnacle West’s March 2002 Form 10-Q Report, File No. 1-8962	5-15-02

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.18	Amendment No. 6 to the Amended and Restated Decommissioning Trust Agreement (PVNGS Unit 2), dated as of March 18, 2002	10.3 to Pinnacle West’s March 2002 Form 10-Q Report, File No. 1-8962	5-15-02

10.19	Amendment No. 3 to the Decommissioning Trust Agreement (PVNGS Unit 3), dated as of March 18, 2002	10.4 to Pinnacle West’s March 2002 Form 10-Q Report, File No. 1-8962	5-15-02

10.20	Asset Purchase and Power Exchange Agreement dated September 21, 1990 between APS and PacifiCorp, as amended as of October 11, 1990 and as of July 18, 1991	10.1 to APS’ June 1991 Form 10-Q Report, File No. 1-4473	8-8-91

10.21	Long-Term Power Transaction Agreement dated September 21, 1990 between APS and PacifiCorp, as amended as of October 11, 1990, and as of July 8, 1991	10.2 to APS’ June 1991 Form 10-Q Report, File No. 1-4473	8-8-91

10.22	Amendment No. 1 dated April 5, 1995 to the Long-Term Power Transaction Agreement and Asset Purchase and Power Exchange Agreement between PacifiCorp and APS	10.3 to APS’ 1995 Form 10-K Report, File No. 1-4473	3-29-96

10.23	Restated Transmission Agreement between PacifiCorp and APS dated April 5, 1995	10.4 to APS’ 1995 Form 10-K Report, File No. 1-4473	3-29-96

10.24	Contract among PacifiCorp, APS and United States Department of Energy Western Area Power Administration, Salt Lake Area Integrated Projects for Firm Transmission Service dated May 5, 1995	10.5 to APS’ 1995 Form 10-K Report, File No. 1-4473	3-29-96

10.25	Reciprocal Transmission Service Agreement between APS and PacifiCorp dated as of March 2, 1994	10.6 to APS’ 1995 Form 10-K Report, File No. 1-4473	3-29-96

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.26	Contract, dated July 21, 1984, with DOE providing for the disposal of nuclear fuel and/or high -level radioactive waste, ANPP	10.31 to Pinnacle West’s Form S-14 Registration Statement, File No. 2-96386	3-13-85

10.27	Indenture of Lease with Navajo Tribe of Indians, Four Corners Plant	5.01 to APS’ Form S-7 Registration Statement, File No. 2-59644	9-1-77

10.28	Supplemental and Additional Indenture of Lease, including amendments and supplements to original lease with Navajo Tribe of Indians, Four Corners Plant	5.02 to APS’ Form S-7 Registration Statement, File No. 2-59644	9-1-77

10.29	Amendment and Supplement No. 1 to Supplemental and Additional Indenture of Lease Four Corners, dated April 25, 1985	10.36 to Pinnacle West’s Registration Statement on Form 8-B Report, File No. 1-8962	7-25-85

10.30	Application and Grant of multi-party rights-of-way and easements, Four Corners Plant Site	5.04 to APS’ Form S-7 Registration Statement, File No. 2-59644	9-1-77

10.31	Application and Amendment No. 1 to Grant of multi-party rights-of-way and easements, Four Corners Power Plant Site dated April 25, 1985	10.37 to Pinnacle West’s Registration Statement on Form 8-B, File No. 1-8962	7-25-85

10.32	Application and Grant of Arizona Public Service Company rights- of-way and easements, Four Corners Plant Site	5.05 to APS’ Form S-7 Registration Statement, File No. 2-59644	9-1-77

10.33	Four Corners Project Co-Tenancy Agreement Amendment No. 6	10.7 to Pinnacle West’s 2000 Form 10-K Report, File No. 1-8962	3-14-01

10.34	Application and Amendment No. 1 to Grant of Arizona Public Service Company rights-of-way and easements, Four Corners Power Plant Site dated April 25, 1985	10.38 to Pinnacle West’s Registration Statement on Form 8-B, File No. 1-8962	7-25-85

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.35	Indenture of Lease, Navajo Units 1, 2, and 3	5(g) to APS’ Form S-7 Registration Statement, File No. 2-36505	3-23-70

10.36	Application of Grant of rights-of-way and easements, Navajo Plant	5(h) to APS Form S-7 Registration Statement, File No. 2-36505	3-23-70

10.37	Water Service Contract Assignment with the United States Department of Interior, Bureau of Reclamation, Navajo Plant	5(l) to APS’ Form S-7 Registration Statement, File No. 2-394442	3-16-71

10.38	Arizona Nuclear Power Project Participation Agreement, dated August 23, 1973, among APS Salt River Project Agricultural Improvement and Power District, Southern California Edison Company, Public Service Company of New Mexico, El Paso Electric Company, Southern California Public Power Authority, and Department of Water and Power of the City of Los Angeles, and amendments 1-12 thereto	10. 1 to APS’ 1988 Form 10-K Report, File No. 1-4473	3-8-89

10.39	Amendment No. 13, dated as of April 22, 1991, to Arizona Nuclear Power Project Participation Agreement, dated August 23, 1973, among APS, Salt River Project Agricultural Improvement and Power District, Southern California Edison Company, Public Service Company of New Mexico, El Paso Electric Company, Southern California Public Power Authority, and Department of Water and Power of the City of Los Angeles	10.1 to APS’ March 1991 Form 10-Q Report, File No. 1-4473	5-15-91

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.40	Amendment No. 14 to Arizona Nuclear Power Project Participation Agreement, dated August 23, 1973, among APS, Salt River Project Agricultural Improvement and Power District, Southern California Edison Company, Public Service Company of New Mexico, El Paso Electric Company, Southern California Public Power Authority, and Department of Water and Power of the City of Los Angeles	99.1 to Pinnacle West’s June 2000 Form 10-Q Report, File No. 1-8962	8-14-00

10.41[b]	Facility Lease, dated as of August 1, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, in its capacity as Owner Trustee, as Lessor, and APS, as Lessee	4.3 to APS’ Form S-3 Registration Statement, File No. 33-9480	10-24-86

10.42[b]	Amendment No. 1, dated as of November 1, 1986, to Facility Lease, dated as of August 1, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, in its capacity as Owner Trustee, as Lessor, and APS, as Lessee	10.5 to APS’ September 1986 Form 10-Q Report by means of Amendment No. 1 on December 3, 1986 Form 8, File No. 1-4473	12-4-86

10.43[b]	Amendment No. 2 dated as of June 1, 1987 to Facility Lease dated as of August 1, 1986 between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Lessor, and APS, as Lessee	10.3 to APS’ 1988 Form 10-K Report, File No. 1-4473	3-8-89

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.44[b]	Amendment No. 3, dated as of March 17, 1993, to Facility Lease, dated as of August 1, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Lessor, and APS, as Lessee	10.3 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

10.45	Facility Lease, dated as of December 15, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, in its capacity as Owner Trustee, as Lessor, and APS, as Lessee	10.1 to APS’ November 18, 1986 Form 8-K Report, File No. 1-4473	1-20-87

10.46	Amendment No. 1, dated as of August 1, 1987, to Facility Lease, dated as of December 15, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Lessor, and APS, as Lessee	4.13 to APS’ Form S-3 Registration Statement No. 33-9480 by means of August 1, 1987 Form 8-K Report, File No. 1-4473	8-24-87

10.47	Amendment No. 2, dated as of March 17, 1993, to Facility Lease, dated as of December 15, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Lessor, and APS, as Lessee	10.4 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

10.48	Pinnacle West Capital Corporation Supplemental Excess Benefit Retirement Plan, as amended and restated, dated December 18, 2003	10.48 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

10.49	Trust for the Pinnacle West Capital Corporation, Arizona Public Service Company and SunCor Development Company Deferred Compensation Plans dated August 1, 1996	10.14 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.50	First Amendment dated December 7, 1999 to the Trust for the Pinnacle West Capital Corporation, Arizona Public Service Company and SunCor Development Company Deferred Compensation Plans	10.15 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

10.51	Directors’ Deferred Compensation Plan, as restated, effective January 1, 1986	10.1 to APS’ June 1986 Form 10-Q Report, File No. 1-4473	8-13-86

10.52	Second Amendment to the Arizona Public Service Company Deferred Compensation Plan, effective as of January 1, 1993	10.2 to APS’ 1993 Form 10-K Report, File No. 1-4473	3-30-94

10.53	Third Amendment to the Arizona Public Service Company Directors’ Deferred Compensation Plan, effective as of May 1, 1993	10.1 to APS’ September 1994 Form 10-Q Report, File No. 1-4473	11-10-94

10.54	Fourth Amendment to the Arizona Public Service Company Directors Deferred Compensation Plan, effective as of January 1, 1999	10.8 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

10.55	Arizona Public Service Company Deferred Compensation Plan, as restated, effective January 1, 1984, and the second and third amendments thereto, dated December 22, 1986, and December 23, 1987 respectively	10.4 to APS’ 1988 Form 10-K Report, File No. 1-4473	3-8-89

10.56	Third Amendment to the Arizona Public Service Company Deferred Compensation Plan, effective as of January 1, 1993	10.3 to APS’ 1993 Form 10-K Report, File No. 1-4473	3-30-94

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.57	Fourth Amendment to the Arizona Public Service Company Deferred Compensation Plan effective as of May 1, 1993	10.2 to APS’ September 1994 Form 10-Q Report, File No. 1-4473	11-10-94

10.58	Fifth Amendment to the Arizona Public Service Company Deferred Compensation Plan effective January 1, 1997	10.3 to APS’ 1996 Form 10-K Report, File No. 1-4473	3-28-97

10.59	Sixth Amendment to the Arizona Public Service Company Deferred Compensation Plan effective January 1, 2001	10.8 to Pinnacle West’s 2000 Form 10-K Report, File No. 1-8962	3-14-01

10.60	Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan as amended and restated effective January 1, 1996	10.10 to APS’ 1995 Form 10-K Report, File No. 1-4473	3-29-96

10.61	First Amendment effective as of January 1, 1999, to the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan	10.7 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

10.62	Second Amendment effective January 1, 2000 to the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan	10.10 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.63	Third Amendment to the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan	10.3 to Pinnacle West’s March 2003 Form 10-Q Report, File No. 1-8962	5-15-03

10.64	Fourth Amendment to the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan, effective January 1, 2003	10.64 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

10.65	Schedules of William J. Post and Jack E. Davis to Arizona Public Service Company Deferred Compensation Plan, as amended	10.2 to Pinnacle West Form 10-K Report, File No. 1-8962	3-31-03

10.66	Letter Agreement dated July 28, 1995 between Arizona Public Service Company and Armando B. Flores	10.16 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

10.67	Letter Agreement dated December 21, 1993, between APS and William L. Stewart	10.7 to APS’ 1994 Form 10-K Report, File No. 1-4473	3-30-96

10.68	Letter Agreement dated August 16, 1996 between APS and William L. Stewart	10.8 to APS’ 1996 Form 10-K Report, File No. 1-4473	3-28-97

10.69	Letter Agreement between APS and William L. Stewart	10.2 to APS’ September 1997 Form 10-Q Report, File No. 1-4473	11-12-97

10.70	Letter Agreement dated December 13, 1999 between APS and William L. Stewart	10.9 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.71	Amendment to Letter Agreement, effective as of January 1, 2002, between APS and William L. Stewart	10.1 to Pinnacle West’s June 2002 Form 10-Q Report, File No. 1-8962	8-13-02

10.72	Letter Agreement dated October 3, 1997 between Arizona Public Service Company and James M. Levine	10.17 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

10.73	Employment Agreement dated February 27, 2003 between APS and James M. Levine	10.1 to Pinnacle West’s March 2003 Form 10-Q Report, File No. 1-8962	5-15-03

10.74	Summary of James M. Levine Retirement Benefits	10.2 to Pinnacle West’s March 2002 Form 10-Q Report, File No. 1-8962	5-15-02

10.75	Employment Agreement, effective as of October 1, 2002, between APS and James M. Levine	10.1 to Pinnacle West’s November 2002 Form 10-Q Report, File No. 1-8962	11-14-02

10.75.1	Amendment to Agreement between APS and James M. Levine effective October 11, 2002	10.2 to Pinnacle West’s September 2004 Form 10-Q Report, File No. 1-8962	11-8-04

10.75.2	Amendment to Agreement between APS and James M. Levine effective as of 1-1-05	10.79.2 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.76	Letter Agreement dated June 28, 2001 between Pinnacle West Capital Corporation and Steve Wheeler	10.4 to Pinnacle West’s 2002 Form 10-K Report, File No. 1-8962	3-31-03

10.77[c]	Key Executive Employment and Severance Agreement between Pinnacle West and certain executive officers of Pinnacle West and its subsidiaries	10.77 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

10.78	Pinnacle West Capital Corporation 1994 Long- Term Incentive Plan, effective as of March 23, 1994	A to the Proxy Statement for the Plan Report for Pinnacle West’s 1994 Annual Meeting of Shareholders, File No. 1-8962	4-16-94

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.79	First Amendment dated December 7, 1999 to the Pinnacle West Capital Corporation 1994 Long-Term Incentive Plan	10.12 to Pinnacle West’s 1999 Form 10-K Report, File No. 1-8962	3-30-00

10.80	Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan	10.5 to Pinnacle West’s 2002 Form 10-K Report	3-31-03

10.81	Agreement No. 13904 (Option and Purchase of Effluent) with Cities of Phoenix, Glendale, Mesa, Scottsdale, Tempe, Town of Youngtown, and Salt River Project Agricultural Improvement and Power District, dated April 23, 1973	10.3 to APS’ 1991 Form 10-K Report, File No. 1-4473	3-19-92

10.82	Territorial Agreement between the Company and Salt River Project	10.1 to APS’ March 1998 Form 10-Q Report, File No. 1-4473	5-15-98

10.83	Power Coordination Agreement between the Company and Salt River Project	10.2 to APS’ March 1998 Form 10-Q Report, File No. 1-4473	5-15-98

10.84	Memorandum of Agreement between the Company and Salt River Project	10.3 to APS’ March 1998 Form 10-Q Report, File No. 1-4473	5-15-98

10.85	Addendum to Memorandum of Agreement between APS and Salt River Project dated as of May 19, 1998	10.2 to APS’ May 19, 1998 Form 8-K Report, File No. 1-4473	6-26-98

10.86 [c]	Performance Share Agreement under the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan	10.1 to Pinnacle West/APS December 9, 2005 Form 8-K Report, File Nos. 1-8962 and 1-4473	12-15-05

10.87 [c]	Performance Share Agreement under the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan	10.1 to Pinnacle West/APS December 31, 2005 Form 8-K Report, File Nos. 1-8962 and 1-4473	2-1-06

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.88[c]	Performance Accelerated Stock Option Agreement under Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan	10.98 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.89[c]	Stock Ownership Incentive Agreement under Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan	10.99 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.90 [c]	Performance Share Agreement under the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan	10.91 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

10.91 [c]	Summary of 2006 CEO Variable Incentive Plan and Officer Variable Incentive Plan	10.92 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

10.92	Amended and Restated Reimbursement Agreement among APS, the Banks party thereto, and JPMorgan Chase Bank, as Administrative Agent and Issuing Bank, dated as of July 22, 2002	10.100 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.93	Three-Year Credit Agreement dated as of May 21, 2004 between APS as Borrower, and the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages thereof	10.101 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.94	Amended and Restated Five-Year Credit Agreement dated as of December 9, 2005 between APS, as Borrower, Citibank, N.A., as Agent, and the lenders and other parties thereto	10.95 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.95	Agreement between Pinnacle West Energy Corporation and Arizona Public Service Company for Transportation and Treatment of Effluent by and between Pinnacle West Energy Corporation and APS dated as of the 10th day of April, 2001	10.102 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.96	Agreement for the Transfer and Use of Wastewater and Effluent by and between APS, SRP and PWE dated June 1, 2001	10.103 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.97	Agreement for the Sale and Purchase of Wastewater Effluent dated November 13, 2000, by and between the City of Tolleson, Arizona, APS and SRP	10.104 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.98	Operating Agreement for the Co-Ownership of Wastewater Effluent dated November 16, 2000 by and between APS and SRP	10.105 to Pinnacle West/APS 2004 Form 10-K Report, File Nos. 1-8962 and 1-4473	3-16-05

10.99	Asset Purchase Agreement by and between PPL Sundance Energy, LLC, as Seller, and APS, as Purchaser, dated as of June 1, 2004	10.1 to Pinnacle West’s June 2004 Form 10-Q Report, File No. 1-8962	8-9-04

10.100	Amendment to Asset Purchase Agreement	99.1 to Pinnacle West’s November 18, 2004 Form 8-K Report, File No. 1-8962	12-20-04

10.101	Credit Agreement dated as of October 19, 2004 among Pinnacle West, other lenders, and JPMorgan Chase Bank, as Administrative Agent	10.1 to Pinnacle West’s September 2004 Form 10-Q Report, File No. 1-8962	11-8-04

10.102	Pinnacle West Capital Corporation Supplemental Excess Benefit Retirement Plan, amended and restated as of January 1, 2003	10.7 to Pinnacle West’s 2003 Form 10-K Report, File No. 1-8962	3-15-04

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

10.103	Pinnacle West Capital Corporation and Arizona Public Service Company Directors’ Retirement Plan, as amended and restated on June 21, 2000	99.2 to Pinnacle West’s Registration Statement on Form S-8 No. 333-40796, File No. 1-8962	7-3-00

10.104	Agreement for the Sale and Purchase of Wastewater Effluent with City of Tolleson and Salt River Agricultural Improvement and Power District, dated June 12, 1981, including Amendment No. 1 dated as of November 12, 1981 and Amendment No. 2 dated as of June 4, 1986	10.4 to APS’ 1991 Form 10-K Report, File 1-4473	3-19-92

10.105	Navajo Project Co-Tenancy Agreement dated as of March 23, 1976, and Supplement No. 1 thereto dated as of October 18, 1976, Amendment No. 1 dated as of July 5, 1988, and Amendment No. 2 dated as of June 14, 1996; Amendment No. 3 dated as of February 11, 1997; Amendment No. 4 dated as of January 21, 1997; Amendment No. 5 dated as of January 23, 1998; Amendment No. 6 dated as of July 31, 1998	10.107 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

10.106	Navajo Project Participation Agreement dated as of September 30, 1969, and Amendment and Supplement No. 1 dated as of January 16, 1970, and Coordinating Committee Agreement No. 1 dated as of September 30, 1971	10.108 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

12.1	Ratio of Earnings to Fixed Charges	12.2 to APS’ 2005 Form 10-K, File No. 1-4473	3-13-06

21.1	Subsidiaries of APS

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

99.1	Collateral Trust Indenture among PVNGS II Funding Corp., Inc., APS and Chemical Bank, as Trustee	4.2 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

99.2	Supplemental Indenture to Collateral Trust Indenture among PVNGS II Funding Corp., Inc., APS and Chemical Bank, as Trustee	4.3 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

99.3[b]	Participation Agreement, dated as of August 1, 1986, among PVNGS Funding Corp., Inc., Bank of America National Trust and Savings Association, State Street Bank and Trust Company, as successor to The First National Bank of Boston, in its individual capacity and as Owner Trustee, Chemical Bank, in its individual capacity and as Indenture Trustee, APS, and the Equity Participant named therein	28.1 to APS’ September 1992 Form 10-Q Report, File No. 1-4473	11-9-92

99.4[b]	Amendment No. 1 dated as of November 1, 1986, to Participation Agreement, dated as of August 1, 1986, among PVNGS Funding Corp., Inc., Bank of America National Trust and Savings Association, State Street Bank and Trust Company, as successor to The First National Bank of Boston, in its individual capacity and as Owner Trustee, Chemical Bank, in its individual capacity and as Indenture Trustee, APS, and the Equity Participant named therein	10.8 to APS’ September 1986 Form 10-Q Report by means of Amendment No. 1, on December 3, 1986 Form 8, File No. 1-4473	12-4-86

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

99.5[b]	Amendment No. 2, dated as of March 17, 1993, to Participation Agreement, dated as of August 1, 1986, among PVNGS Funding Corp., Inc., PVNGS II Funding Corp., Inc., State Street Bank and Trust Company, as successor to The First National Bank of Boston, in its individual capacity and as Owner Trustee, Chemical Bank, in its individual capacity and as Indenture Trustee, APS, and the Equity Participant named therein	28.4 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

99.6[b]	Trust Indenture, Mortgage, Security Agreement and Assignment of Facility Lease, dated as of August 1, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee, and Chemical Bank, as Indenture Trustee	4.5 to APS’ Form S-3 Registration Statement, File No. 33-9480	10-24-86

99.7[b]	Supplemental Indenture No. 1, dated as of November 1, 1986 to Trust Indenture, Mortgage, Security Agreement and Assignment of Facility Lease, dated as of August 1, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee, and Chemical Bank, as Indenture Trustee	10.6 to APS’ September 1986 Form 10-Q Report by means of Amendment No. 1 on December 3, 1986 Form 8, File No. 1-4473	12-4-86

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

99.8[b]	Supplemental Indenture No. 2 to Trust Indenture, Mortgage, Security Agreement and Assignment of Facility Lease, dated as of August 1, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee, and Chemical Bank, as Lease Indenture Trustee	4.4 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

99.9[b]	Assignment, Assumption and Further Agreement, dated as of August 1, 1986, between APS and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee	28.3 to APS’ Form S-3 Registration Statement, File No. 33-9480	10-24-86

99.10[b]	Amendment No. 1, dated as of November 1, 1986, to Assignment, Assumption and Further Agreement, dated as of August 1, 1986, between APS and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee	10.10 to APS’ September 1986 Form 10-Q Report by means of Amendment No. l on December 3, 1986 Form 8, File No. 1-4473	12-4-86

99.11[b]	Amendment No. 2, dated as of March 17, 1993, to Assignment, Assumption and Further Agreement, dated as of August 1, 1986, between APS and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee	28.6 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

99.12	Participation Agreement, dated as of December 15, 1986, among PVNGS Funding Report Corp., Inc., State Street Bank and Trust Company, as successor to The First National Bank of Boston, in its individual capacity and as Owner Trustee, Chemical Bank, in its individual capacity and as Indenture Trustee under a Trust Indenture, APS, and the Owner Participant named therein	28.2 to APS’ September 1992 Form 10-Q Report, File No. 1- 4473	11-9-92

99.13	Amendment No. 1, dated as of August 1, 1987, to Participation Agreement, dated as of December 15, 1986, among PVNGS Funding Corp., Inc. as Funding Corporation, State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee, Chemical Bank, as Indenture Trustee, APS, and the Owner Participant named therein	28.20 to APS’ Form S-3 Registration Statement No. 33- 9480 by means of a November 6, 1986 Form 8-K Report, File No. 1-4473	8-10-87

99.14	Amendment No. 2, dated as of March 17, 1993, to Participation Agreement, dated as of December 15, 1986, among PVNGS Funding Corp., Inc., PVNGS II Funding Corp., Inc., State Street Bank and Trust Company, as successor to The First National Bank of Boston, in its individual capacity and as Owner Trustee, Chemical Bank, in its individual capacity and as Indenture Trustee, APS, and the Owner Participant named therein	28.5 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

99.15	Trust Indenture, Mortgage Security Agreement and Assignment of Facility Lease, dated as of December 15, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee, and Chemical Bank, as Indenture Trustee	10.2 to APS’ November 18, 1986 Form 10-K Report, File No. 1- 4473	1-20-87

99.16	Supplemental Indenture No. 1, dated as of August 1, 1987, to Trust Indenture, Mortgage, Security Agreement and Assignment of Facility Lease, dated as of December 15, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee, and Chemical Bank, as Indenture Trustee	4.13 to APS’ Form S-3 Registration Statement No. 33- 9480 by means of August 1, 1987 Form 8-K Report, File No. 1-4473	8-24-87

99.17	Supplemental Indenture No. 2 to Trust Indenture Mortgage, Security Agreement and Assignment of Facility Lease, dated as of December 15, 1986, between State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee, and Chemical Bank, as Lease Indenture Trustee	4.5 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

99.18	Assignment, Assumption and Further Agreement, dated as of December 15, 1986, between APS and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee	10.5 to APS’ November 18, 1986 Form 8-K Report, File No. 1-4473	1-20-87

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

99.19	Amendment No. 1, dated as of March 17, 1993, to Assignment, Assumption and Further Agreement, dated as of December 15, 1986, between APS and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as Owner Trustee	28.7 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

99.20[c]	Indemnity Agreement dated as of March 17, 1993 by APS	28.3 to APS’ 1992 Form 10-K Report, File No. 1-4473	3-30-93

99.21	Extension Letter, dated as of August 13, 1987, from the signatories of the Participation Agreement to Chemical Bank	28.20 to APS’ Form S-3 Registration Statement No. 33- 9480 by means of a November 6, 1986 Form 8-K Report, File No. 1-4473	8-10-87

99.22	Arizona Corporation Commission Order, Decision No. 61969, dated September 29, 1999, including the Retail Electric Competition Rules	10.2 to APS’ September 1999 Form 10-Q Report, File No. 1- 4473	11-15-99

99.23	ACC Decision No. 65796 dated April 4, 2003 (Financing Order)	99.3 to Pinnacle West’s March 2003 Form 10-Q Report, File No. 1-8962	5-15-03

99.24	Proposed Settlement of Docket E-01345A-03-0437, APS Request for Rate Adjustment, dated August 18, 2004	99.1 to Pinnacle West’s August 18, 2004 Form 8-K Report, File No. 1-8962	8-18-04

99.25	Opinion and Order, ACC Decision No. 67744 dated April 7, 2005 (see Exhibit 99.24 herein for Attachment A to the Opinion and Order, the 2004 Settlement Agreement)	99.5 to Pinnacle West/APS March 2005 Form 10-Q Report, File Nos. 1-8962 and 1-4473	5-10-05

Date
Exhibit No.	Description	Previously Filed as Exhibit: [a]	Effective

99.26	Amended and Restated Reimbursement Agreement among Arizona Public Service Company, The Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, and Barclays Bank PLC, as Syndication Agent, dated as of May 19, 2005	99.6 to PinnacleWest/APS June 2005 Form 10-Q Report, File Nos. 1-8962 and 1-4473	8-9-05

99.27	Application for Emergency Interim Rate Increase and Interim Amendment to Decision No. 67744	99.1 to Pinnacle West/APS January 6, 2006 Form 8-K Report, File Nos. 1-8962 and 1-4473	1-9-06

99.28	Non-GAAP Financial Measure Reconciliation — Operating Income (GAAP measure) to Gross Margin (non-GAAP financial measure)	99.30 to APS’ 2005 Form 10-K Report, File No. 1-4473	3-13-06

99.29	APS’ 2005 Form 10-K, File No. 1-4473

[a]	Reports filed under File No. 1-4473 and 1-8962 were filed in the office of the Securities and Exchange Commission located in Washington, D.C.

[b]	An additional document, substantially identical in all material respects to this Exhibit, has been entered into, relating to an additional Equity Participant. Although such additional document may differ in other respects (such as dollar amounts, percentages, tax indemnity matters, and dates of execution), there are no material details in which such document differs from this Exhibit.

[c]	Additional agreements, substantially identical in all material respects to this Exhibit have been entered into with additional persons. Although such additional documents may differ in other respects (such as dollar amounts and dates of execution), there are no material details in which such agreements differ from this Exhibit.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARIZONA PUBLIC SERVICE COMPANY

	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

April 6, 2006